                                                                   EXHIBIT 23(B)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Canandaiqua Wine Company, Inc. on Form S-3 of the report of Deloitte & Touche dated May 26, 1993 with respect to the consolidated financial statements of Barton Incorporated and Subsidiaries contained in the Current Report on Form 8-K/A of Canandaiqua Wine Company, Inc. dated June 29, 1993.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Chicago, Illinois

October 17, 1994